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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2003

                             IMS HEALTH INCORPORATED
             (Exact name of registrant as specified in its charter)

                Delaware              001-14049            06-1506026
           (State of           (Commission File Number)   (IRS Employer
           incorporation)                                 Identification No.)

                 1499 Post Road
                 Fairfield, Connecticut                   06824
               (Address of principal executive offices) (Zip Code)


                                 (203) 319-4700
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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Items 1-4.  Not Applicable.

Item 5.  OTHER EVENTS.

On January 17, 2003, IMS Health Incorporated (the "Company") received notice that it has been named as one of a large number of defendants in an action brought by two independent pharmacies in state court in southern Illinois. The Company has obtained a copy of the complaint which alleges, among other things, that use of patient-anonymized prescription data by the Company and the other defendants constituted misappropriation of the independent pharmacies' trade secrets. The plaintiffs are seeking class action status to represent all pharmacies whose prescription data was provided to the Company by pharmacy dispensary software vendors from 1990 to the present. Named defendants include the Company and companies that provide software and related services to pharmacies.

The Company is currently investigating the circumstances surrounding the claims and is unable at this time to predict the manner in which this matter may eventually be resolved. However, the Company believes that its practices with respect to the acquisition and use of this prescription data are consistent with applicable law and industry practices, and that the claims are without merit.



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Item 6.  Not Applicable.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

None

Item 8-9.  Not Applicable.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             IMS HEALTH INCORPORATED

                      By:   /s/ Robert H. Steinfeld

                      Name: Robert H. Steinfeld
                      Title: Senior Vice President, General Counsel
                                 and Corporate Secretary

Date:  January 23, 2003